Now With 31 Locations Worldwide Second Quarter 2015 Earnings August 5, 2015

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 2 Forward-looking statements Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, including statements about the potential financial and other benefits of our acquisition of Cervalis. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release, risks related to our acquisition of Cervalis, which include, but are not limited to, the risk that the expected increased revenues, funds from operations, net income and cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For additional information, including reconciliation of any non-GAAP financial measures, please reference the supplemental report furnished by the Company on a Current Report on Form 8-K filed August 5, 2015. Unless otherwise noted, all data herein is as of June 30, 2015.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 3 Now With 31 Locations Worldwide Second Quarter 2015 Overview

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 4 Second Quarter 2015 Highlights  Second quarter Normalized FFO of $33.4 million and AFFO of $36.5 million increased 30% and 44%, respectively, over the second quarter of 2014  Second quarter Adjusted EBITDA of $47.1 million increased 15% over the second quarter of 2014  Second quarter revenue of $89.1 million increased 9% over the second quarter of 2014, with IX revenue growing 31% over the same period  Leased 48,000 colocation square feet(1) totaling $13 million in annualized GAAP revenue(2), with utilization increasing to 90%, including 98% at Northern Virginia facility brought online in the first quarter and 100% in Phoenix  Added five Fortune 1000(3) companies as new customers, increasing the total number of Fortune 1000 customers to 151 as of the end of the quarter  Subsequent to the end of the quarter, announced the closing of the acquisition of Cervalis, increasing our portfolio to 31 locations  Increased FY’15 Normalized FFO per Share guidance midpoint by $0.15, or approximately 8% Note: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 2. Annualized GAAP Revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power. 3. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 5 115 122 129 139 144 151 166 Q4'12 Q2'13 Q4'13 Q2'14 Q4'14 Q2'15 95 110 125 140 155 170 526 573 612 648 669 697 917 Q4'12 Q2'13 Q4'13 Q2'14 Q4'14 Q2'15 350 450 550 650 750 850 950 32% 25% 10% 11% 10% 2% 9% Steady growth and industry diversification Customer base Total Customers(1) Note: 1. Customers as of quarter-end for each period, including customers that are under lease but have yet to occupy space. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. 3. Based on June 2015 Annualized Rent for CyrusOne and Cervalis. Annualized Rent represents cash rent, including metered power reimbursements, for CyrusOne and Cervalis for the month of June 2015, multiplied by 12. Fortune 1000 Customers(1,2) IT Other Industrials Telecommunications Healthcare Energy Financial Services CyrusOne Standalone Revenue(3) by Industry Pro Forma Combined Revenue(3) by Industry 27% 21% 21% 10% 9% 2% 10% IT Other Industrials Telecommunications Healthcare Energy Financial Services With Cervalis With Cervalis

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 6 Development yields consistently in mid-upper teens Development Yield $156 $174 $192 $199 $200 $207 $220 $216 $225 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 $- $50 $100 $150 $200 $250 Annualized NOI(1) ($MM) Development Yield(2) Inv. in Real Estate, less CIP $994 $1,063 $1,083 $1,180  Development yield of 17% includes development properties that are not yet stabilized  The yield for development properties should improve over time as high fixed costs are allocated across incremental leasing Note: 1. Q1’15 annualized NOI adjusted to exclude one-time impact of $750K in costs associated with the forthcoming termination of the Austin 1 facility lease. 2. Development Yield is calculated by dividing annualized Net Operating Income (NOI) by total investment in real estate, less construction in progress. $951 Q2'13 Q2'15 $- $400 $800 $1,200 $1,341 $951 Able to maintain upper-teen yield even with 41% increase in investment since Q2’13 Inv. in Real Estate ($MM) $1,199 $1,251 $1,341 $1,297 16% 17% 18% 18% 17% 17% 18% 17% 17%

Strong Operational Trends

High quality lease portfolio with multiple sources of growth

Extending Lease Duration of Portfolio

- Signing larger, longer term leases as existing customers expand and new customers are more willing to sign up for longer initial terms
- For new MRR[1] signed over last four quarters, CSF-weighted average lease term of more than 6½ years, more than twice as long as existing remaining lease duration

Incorporating Escalators

- Approximately 76% of new MRR[1] signed over last four quarters includes escalators, with weighted average rate of 2.6%
- Nearly 40% of MRR[1] in portfolio now includes escalators, up from less than 10% at time of the IPO

Low Churn and Strong Growth

- Low quarterly recurring rent churn[2] of approximately 1-2%, with especially low churn of 0.6% in Q2'15
- Existing customers are an important source of growth as they expand deployments in both existing facilities and in additional locations, accounted for 61% of new MRR[1] signed in Q2'15

High Utilization

- Strong leasing increasing Utilization[3] to 90% as of the end of Q2'15, despite a 13% increase in total CSF capacity from the end of Q2'14
- Recent developments in Northern Virginia and Phoenix 2 are 98% and 100% utilized, respectively

Contribution from Interconnection / Other Non-Colo

- Q2'15 interconnection revenue up 31% vs. Q2'14 and 4% sequentially
- Approximately 22% of new MRR signed during Q2'15 related to products and services that did not include additional data center space

Note:
1. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements.
2. Quarterly Recurring Rent Churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing
3. Utilization is calculated by dividing CSF under signed leases for available space (whether or not the lease has commenced billing) by total CSF

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 7

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 8 Mix of full service, metered power, and low resiliency leases Colocation Products Note: 1. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements. Full Service Metered Power Low Resiliency Broad Colocation Product Portfolio  Typically smaller deals in which customer contracts for a fixed amount of power at a fixed rate  Carry highest pricing  Typically larger deals in which power cost is passed through  Priced lower than full service deals but increases leasing velocity to enable build of larger facilities with greater operating leverage to achieve greater IRRs and accelerate growth 78% 73% 70% 72% 70% 77% 74% 63% 20% 25% 27% 27% 27% 22% 25% 35% 2% 3% 3% 1% 3% 1% 2% 1% Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 0% 25% 50% 75% 100% Percent of New Leases by Product Type Total Leases 248 280 270 275 287 335 326 372  Larger deals that require a low level of resiliency and power cost is passed through  Lowest priced but requires significantly less capital to supply and maximizes asset utilization to achieve greatest IRRs and development yields 16% 27% 17% 18% 47% 39% 24% 45% 57% 35% 54% 57% 49% 59% 51% 53% 27% 38% 29% 25% 4% 1% 25% 3% Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 0% 25% 50% 75% 100% Percent of New MRR(1) by Product Type Total MRR(1) ($MM) $1.9 $1.0 $1.5 $1.4 $0.7 $0.9 $1.4 $1.0

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 9 “Wholesale” vs. “Retail” is being blurred Colocation Products Note: 1. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements. 63% 100% 54% 99% 37% 46% Full Service Metered Power Low Resiliency Total 0% 25% 50% 75% 100% < 1 MW > 1 MW Mix Between Large and Small Deals by MRR(1) (last 8 Quarters) Total MRR(1) ($MM) $2.6 $5.2 $2.1 $9.9  Traditional “Wholesale” and “Retail” nomenclature bifurcates between deals greater than or less than 1 MW  On an MRR-weighted basis 54% of new MRR signed over the past 8 quarters were for deployments above 1 MW  Almost all Full Service deals are smaller “Retail” deployments less than 1 MW, while almost all Low Resiliency deals are “Wholesale” deployments above 1 MW  However, Metered Power deals are a combination of deals both above and below 1 MW  The mix will vary from quarter to quarter to quarter, however, over the last 8 quarters on an MRR-weighted basis 37% of Metered Power deployments were for less than 1 MW  There is more favorable pricing on Metered Power deals less than 1 MW, as they are not classic “Wholesale” deployments where the customer has greater purchasing power 68% 14% 59% 78% 57% 68% 81% 42% 63% 32% 86% 41% 22% 43% 32% 19% 58% 37% Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Total 0% 25% 50% 75% 100% < 1 MW > 1 MW Mix Between Large and Small Deals for Metered Power Total MRR(1) ($MM) $1.1 $0.8 $0.6 $0.8 $0.3 $0.7 $0.3 $0.6 $5.2

Cervalis Acquisition

Strategic rationale

Enhances SCALE

- Meaningfully increases CyrusOne's revenue and Adjusted EBITDA to create one of the leading U.S. colocation players

Provides GEOGRAPHIC DIVERSITY

- Strengthens and diversifies U.S. colocation footprint
- Meaningful presence in important Northeast market

Provides CUSTOMER DIVERSITY

- Adds attractive financial vertical to balance existing customer mix
- Includes 15 additional F1000[1] customers

Fuels GROWTH

- Opportunity to lease up existing Cervalis inventory and develop properties more efficiently
- Enhances value proposition of National IX platform with Northeast location and financial vertical

Delivers SHAREHOLDER VALUE

- Cervalis expected to be ~5% accretive to Normalized FFO per share in the second half of 2015
- Incremental expense synergies and lease-up of existing inventory expected to drive total FY'16 Normalized FFO per share accretion to ~9%

Notes:

1. Customer's ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 10

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 11 Now With 31 Locations Worldwide Second Quarter 2015 Financial Review

CyrusOne
Built for Tomorrow. Ready Today.

Normalized FFO, AFFO, Revenue and Churn

Continued strong growth driven by existing and new customers

Normalized FFO

($ Millions)


+30%
$25.6
$33.4
Q2'14
Q2'15

AFFO

($ Millions)


+44%
$25.3
$36.5
Q2'14
Q2'15

Revenue

($ Millions)


+9%
$81.7
$89.1
Q2'14
Q2'15

Churn

Recurring Rent Quarterly Churn[1]


1.4%
2.9%
1.7%
3.1%
0.6%
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15

Strong Normalized FFO and AFFO growth

- Driven by Adjusted EBITDA as a result of strong growth in leasing

Revenue growth driven by:

- Expansion of customer base to 697, an increase of 85 since beginning of FY'14
- Increases in leased CSF[2] and annualized rent[3] of 12% and 9%, respectively, compared to Q2'14
- IX revenue up 31% compared to Q2'14

Churn

- Q2'15 churn second lowest quarterly level since becoming public company

Notes:

1. Recurring Rent Quarterly Churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Annualized Rent represents cash rent, including metered power reimbursements, for the month of June 2015 multiplied by 12.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 12

Lease Commencements

CyrusOne
Built for Tomorrow. Ready Today.

Phasing of new leases and total backlog

Q2'15 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)


$15.0
$10.0
$5.0
$0.0
$3.7
$7.8
$1.9
$13.4
Q2'15
Q3'15
Q4'15
Total

Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)


$20.0
$15.0
$10.0
$5.0
$0.0
$14.7
$2.0
$16.7
Q3'15
Q4'15
Total Backlog as of Q2'15

- In Q2'15, leased 48,000 CSF(2) and 4.8 MW; 79% of CSF(2) leased to metered power customers with weighted average lease term of 90 months
- Estimates on lease commencements for future quarters are based on current estimated installation timelines
- Excluding estimates for pass-through power charges, leases signed during Q2'15 and YTD'15 represent approximately $13.4M and $31.6M of annualized GAAP revenue(1), respectively
- 85% of Annualized GAAP Revenue(1) for leases signed during Q2'15 expected to commence by the end of Q3'15
- Total Annualized GAAP Revenue(1) backlog of approximately $16.7M as of the end of Q2'15, with all expected to commence by the end of Q4'15

Note:

1. Annualized GAAP Revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company's estimate of customer reimbursements for metered power.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 13

Year over Year P&L Analysis

Strong Normalized FFO and AFFO growth

($ Millions)	Three Months Ended Q2 2015	Q2 2014	Fav/(Unfav) $	%
Revenue	$ 89.1	$ 81.7	$ 7.4	9%
Property operating expenses	32.8	31.8	(1.0)	-3%
Net Operating Income (NOI)	**56.3**	**49.9**	**6.4**	**13%**
NOI Margin	*63%*	*61%*		
Selling, general & administrative[1]	12.4	11.9	(0.5)	-4%
Less: Non-cash Compensation	(3.2)	(2.8)	0.4	14%
Adjusted EBITDA	**$ 47.1**	**$ 40.8**	**$ 6.3**	**15%**
Adjusted EBITDA Margin	*53%*	*50%*		
Normalized FFO	**$ 33.4**	**$ 25.6**	**$ 7.8**	**30%**
Normalized FFO per share[2]	**$ 0.51**	**$ 0.39**	**$ 0.12**	**29%**
AFFO	**$ 36.5**	**$ 25.3**	**$ 11.2**	**44%**

- Revenue growth of 9%
- NOI up 13% over Q2'14 driven by revenue growth; NOI margin up 2 percentage points
- Adjusted EBITDA up 15% over Q2'14 driven by higher NOI
- Increase in Normalized FFO of 30% due to growth in Adjusted EBITDA and a decrease in interest expense, partially offset by an increase in non-cash compensation
- Increase in AFFO of 44% driven by increase in Normalized FFO and lower deferred revenue and straight line rent adjustments

Note:

1. Legal claim costs of $0.3 million in Q2'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.
2. Weighted average diluted common share or common share equivalents for Q2'15 and Q2'14 were 66.0 million and 65.3 million, respectively.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 14

Sequential P&L Analysis

Strong sequential growth across all metrics

($ Millions)	Three Months Ended Q2 2015	Q1 2015	Fav/(Unfav) $	%
Revenue	$ 89.1	$ 85.7	$ 3.4	4%
Property operating expenses[1]	32.8	31.6	(1.2)	-4%
Net Operating Income (NOI)[1]	**56.3**	**54.1**	**2.2**	**4%**
NOI Margin	*63%*	*63%*		
Selling, general & administrative[2]	12.4	12.0	(0.4)	-3%
Less: Non-cash Compensation	(3.2)	(3.0)	0.2	7%
Adjusted EBITDA	**$ 47.1**	**$ 45.1**	**$ 2.0**	**4%**
Adjusted EBITDA Margin	*53%*	*53%*		
Normalized FFO	**$ 33.4**	**$ 31.9**	**$ 1.5**	**5%**
Normalized FFO per share[3]	**$ 0.51**	**$ 0.49**	**$ 0.02**	**4%**
AFFO	**$ 36.5**	**$ 35.0**	**$ 1.5**	**4%**

- Sequential revenue growth of 4% driven primarily by strong leasing in prior quarters
- Corresponding 4% increase in NOI
- Normalized FFO increase driven by higher Adjusted EBITDA, partially offset by higher interest expense
- AFFO increase primarily driven by higher Normalized FFO and lower deferred revenue and straight-line rent adjustments, partially offset by higher leasing commissions

Note:
1. Q1'15 property operating expenses and NOI adjusted to exclude one-time impact of $750K in costs associated with the forthcoming termination of the Austin 1 facility lease.
2. Legal claim costs of $0.3 million in Q2'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.
3. Weighted average diluted common share or common share equivalents for Q2'15 and Q1'15 were 66.0 million and 65.5 million, respectively.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 15

Portfolio Overview

Utilization up despite 13% year-over-year increase in capacity

Market	As of June 30, 2015 CSF Capacity[1] (Sq Ft)	As of June 30, 2015 % Utilized[2]	As of June 30, 2014 CSF Capacity[1] (Sq Ft)	As of June 30, 2014 % Utilized[2]
Cincinnati	420,223	91%	419,301	90%
Dallas	350,946	85%	294,873	78%
Houston	255,094	86%	268,094	88%
Phoenix	149,620	100%	77,528	98%
Austin	59,995	94%	54,003	84%
San Antonio	43,843	100%	43,843	100%
Northern Virginia	37,485	98%	-	n/a
Chicago	23,298	55%	23,298	53%
International	13,200	80%	13,200	80%
Total Footprint	**1,353,704**	**90%**	**1,194.140**	**86%**
NY / NJ / CT	133,242	79%		
Combined Total Footprint	**1,486,746**	**89%**		

~28K CSF additional lease-up opportunity

31 data centers across 12 markets

Capacity / Utilization[2] Highlights

- 13% increase in available CSF capacity[1] compared to June 30, 2014, with strong leasing increasing Utilization[2] to 90%
- Northern Virginia online in January, with Utilization[2] already at 98% as of end of Q2'15
  - Demand has triggered construction of second data hall
- Commissioned data halls at Carrollton and Phoenix 2 facilities in Q2'15, adding ~92,000 CSF[1]
  - Phoenix 2 data hall is fully leased

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Utilization is calculated by dividing CSF under signed leases (whether or not the lease has commenced billing) by total CSF.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 16

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 17 Liquidity remains high to fund growth Balance Sheet and Liquidity ($ Millions) 6/30/15 Revolver $205.0 Term Loan 150.0 6.375% Senior Unsecured Notes due 2022 374.8 Capital lease obligations 12.1 Total debt $741.9  Figures above are before impact of following July 1 transactions: - Drawdown under term loan of $150 million - Issuance of $100 million of senior unsecured notes - Approximately $400 million acquisition of Cervalis - Redemption of 5,995,000 OP units from a subsidiary of Cincinnati Bell for approximately $170 million, reducing CBB total ownership stake to ~11%  Amended credit facility resulting in increased aggregate commitment - After giving effect to July 1 term loan drawdown, $445 million in remaining borrowing capacity

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 18 Revising guidance for full year 2015 to include impact of Cervalis 2015 Guidance Category ($ Millions except for Normalized FFO) Original 2015 CyrusOne Guidance Revised 2015 CyrusOne Guidance 2015 Cervalis Guidance 2015 Combined Guidance Total Revenue $370 - 385 $361 - 365 $37 - 39 $398 - 404 Base Revenue $322 - 332 $322 - 325 $33 - 34 $355 - 359 Metered Power Reimbursements $48 - 53 $39 - 40 $4 - 5 $43 - 45 Adjusted EBITDA $185 - 195 $191 - 193 $18 - 20 $209 - 213 Normalized FFO per diluted common share or common share equivalent(1) $1.90 - 2.00 - - $2.07 - 2.13 Capital Expenditures $215 - 240 $225 - 235 $35 - 40 $260 - 275 Development(2) $210 - 230 $221 - 227 $34 - 38 $255 - 265 Recurring $5 - 10 $4 - 8 $1 - 2 $5 - 10 Notes: 1. Assumes weighted average diluted common share or common share equivalents for 2015 of approximately 69.5 million. 2. Development capital is inclusive of capital used for the acquisition of land for future development

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 19 8% increase in guidance midpoint Normalized FFO per Share $1.95 $2.10 $.12 $.08 - $.12 $1.75 $1.85 $1.95 $2.05 $2.15 $2.25 Original 2015 CyrusOne Guidance Midpoint CyrusOne Normalized FFO per Share Improvement Cervalis Normalized FFO per Share Impact Equity Dilution Combined 2015 Guidance Midpoint Cervalis Expense Synergies Cervalis Lease- Up of Existing Inventory $1.90-$2.00 $2.07- $2.13  5% increase in Normalized FFO per share midpoint prior to consideration for the acquisition of Cervalis  The contribution from Cervalis net of equity dilution is expected to add $.04 to $.06 to 2H’15 Normalized FFO per share, or approximately 5%  Expense synergies estimated to provide an additional $.03 to $.04 accretion beginning in early FY’16; additional $.08 to $.12 per share of accretion possible upon lease-up of existing inventory $.08 - $.12 $.16 - $.18 Normalized FFO per Share(1) Notes 1. Share count assumptions for pre- and post-acquisition per share calculations are ~65.8 million and ~72.8 million, respectively. Combined FY’15 guidance midpoint assumes ~69.5 million weighted average shares. 2. Potential additional accretion on a steady-state basis by early FY’16. 3. Potential additional accretion on a steady-state basis. $.03 - $.04 (2) (3)

2015 Development

CyrusOne Built for Tomorrow. Ready Today.

Significant CSF growth

Market	YTD CSF Delivered	CSF Under Dev.(1)	YTD UPS Capacity(2) Delivered	UPS Capacity(2) Under Dev.
Dallas	56K	-	-	-
Houston	-	53K	-	6 MW
Phoenix	36K	-	6 MW	-
Austin	-	62K	-	3 MW
San Antonio	-	30K	-	3 MW
No. Virginia	37K	37K	6 MW	-
Total	**129K**	**182K**	**12 MW**	**12 MW**

Year-End Inventory

- 2015 development projects leave CyrusOne well positioned to capture future growth
- Estimated ~1.7M of CSF online, up from ~1.2M at the beginning of the year, and ~1.0M NRSF of additional powered shell available for future development by end of 2015 across 7 markets

2015 Development Projects

- Commissioned data halls at Carrollton and Phoenix 2 facilities (combined 92K CSF and 6 MW of power capacity) in Q2'15 commitment
- Have begun construction on second data hall in Northern Virginia (37K CSF)
- Development continues in Austin, Houston, and San Antonio (145K CSF, 12 MW of power capacity)
- Have begun construction on Phoenix 3 facility
- Exploring potential development of property adjacent to one of existing Cervalis facilities that is completely leased up

Notes:

1. Represents square footage at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.
2. Represents aggregate power available for lease to and exclusive use by customers from the facility's installed universal power supplies expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 20

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 21 Now With 31 Locations Worldwide Appendix Non-GAAP Reconciliations

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 22 Non-GAAP Reconciliations Appendix ($ Millions) ($ Millions) Net Operating Income R venue 89.1$ 85.7$ 86.9$ 84.8$ 81.7$ 77.5$ 72.3$ 67.5$ 63.6$ Property operating expenses 32.8 32.3 32.0 33.0 31.8 27.7 24.3 24.2 24.6 Net Operating Income (NOI) 56.3$ 53.4$ 54.9$ 51.8$ 49.9$ 49.8$ 48.0$ 43.3$ 39.0$ Add Back: Lease exit costs - 0.7 - - - - - - - Adjusted Net Operating Income (Adjusted NOI) 56.3$ 54.1$ 54.9$ 51.8$ 49.9$ 49.8$ 48.0$ 43.3$ 39.0$ March 31, 2014 December 31, 2013 September 30, 2013 June 30, 2013 Three Months Ended June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 June 30, 2014 LQA Q2 2015 Reconciliation of Net Loss to EBITDA and Adjusted EBITDA: Net (loss) income (26.0)$ (6.5)$ (7.2)$ (3.6)$ Adjustments: Interest expense 34.8 8.7 8.4 10.7 Income tax expense 1.6 0.4 0.4 0.3 Depreciation and amortization 125.6 31.4 31.1 29.8 EBITDA 136.0 34.0 32.7 37.2 Transaction costs 38.4 9.6 0.1 0.8 Legal laim costs 1.2 0.3 - - Stock-based compensation 12.8 3.2 3.0 2.8 Loss on extinguishment of debt - - - - Lease exit costs 2.8 - 0.7 - Asset impairments - - 8.6 - Adjusted EBITDA 191.2$ 47.1$ 45.1$ 40.8$ Three Months Ended June 30, 2015 March 31, 2015 June 30, 2014

CyrusOne Second Quarter 2015 Earnings Presentation www.cyrusone.com 23 Non-GAAP Reconciliations (cont’d) Appendix ($ Millions) Reconciliation of Net (Loss) Income to FFO and Normalized FFO: Net (loss) income (6.5) (7.2) (3.6)$ Adjustments: Real estate depreciation and amortization 26.3 26.0 24.1 Amortization of customer relationship intangibles 3.7 3.6 4.3 Real estate impairments - 8.6 - Funds from Operations (FFO) 23.5$ 31.0$ 24.8$ Adjustments: Loss on extinguishment of debt - - - Transaction costs 9.6 0.1 0.8 Legal claim costs 0.3 - Lease exit costs - 0.8 - Normalized Funds from Operations (Normalized FFO) 33.4$ 31.9$ 25.6$ Normalized FFO per diluted common share or common share equivalent 0.51$ 0.49$ 0.39$ Weighted average diluted common shares and common share equivalents o/s 66.0 65.5 65.3 Reconciliation of Normalized FFO to AFFO: Normalized FFO 33.4$ 31.9$ 25.6$ Adjustments: Amortization of deferred financing costs 0.7 0.7 0.9 Stock-based compensation 3.1 3.0 2.8 Non-real estate depreciation and amortization 1.4 1.5 1.4 Deferred revenue and straight line rent adjustments (0.3) (1.4) (3.7) Leasing commissions (1.5) (0.5) (1.4) Recurring capital expenditures (0.3) (0.2) (0.3) Adjusted Funds from Operations (AFFO) 36.5$ 35.0$ 25.3$ June 30, 2015 March 31, 2015 June 30, 2014 Three Months Ended